Exhibit 99.1

For release: February 16, 2024

Contact: Brian F. Kidd, SVP/CFO

Phone: (615) 890-2020

NHC Reports 2023 Year End Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and grant income for the year ended December 31, 2023 totaled $1,141,544,000 compared to $1,085,738,000 for the year ended December 31, 2022, an increase of 5.1%. Excluding the government stimulus income and the seven skilled nursing facilities in Massachusetts and New Hampshire in which we ceased operations in September 2022, same-facility net operating revenues increased 11.3% for the year ended December 31, 2023 compared to the 2022 year.

For the year ended December 31, 2023, the reported GAAP net income attributable to NHC was $66,798,000 compared to $22,445,000 for the 2022 year. Excluding the unrealized gains and losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the year ended December 31, 2023 was $54,934,000 compared to $37,323,000 for the 2022 year (*), an increase of 47.2%. GAAP diluted earnings per share were $4.34 compared to $1.45 for the years ended December 31, 2023 and 2022, respectively. Adjusted diluted earnings per share were $3.55 compared to $2.42 for the years ended December 31, 2023 and 2022, respectively (*).

For the quarter ended December 31, 2023, the reported GAAP net income attributable to NHC was $28,406,000 compared to $6,353,000 for the same period in 2022. Excluding the unrealized gains and losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended December 31, 2023 was $15,955,000 compared to $11,046,000 for the same period in 2022 (*), an increase of 44.4%. The GAAP diluted earnings per share were $1.83 compared to $0.41 for the quarters ended December 31, 2023 and 2022, respectively. Adjusted diluted earnings per share were $1.03 compared to $0.72 for the quarters ended December 31, 2023 and 2022, respectively (*).

(*) - See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 68 skilled nursing facilities with 8,732 beds. NHC affiliates also operate 26 assisted living communities with 1,501 units, five independent living communities with 475 units, three behavioral health hospitals, 35 homecare agencies, and 30 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q, and 10-K. All forward-looking statements represent NHC’s best judgment as of the date of this release.

-more-

Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended		Years Ended
	December 31		December 31
	2023	2022	2023	2022
Revenues and grant income:
Net patient revenues	$282,997	$252,424	$1,087,614	$1,029,085
Other revenues	17,917	11,612	53,930	45,196
Government stimulus income	-	517	-	11,457
Net operating revenues and grant income	300,914	264,553	1,141,544	1,085,738

Costs and expenses:
Salaries, wages and benefits	186,562	167,341	712,344	686,169
Other operating	70,970	67,365	288,183	285,644
Facility rent	11,438	10,207	41,525	40,977
Depreciation and amortization	11,768	10,478	42,034	40,489
Interest	56	112	324	563
Total costs and expenses	280,794	255,503	1,084,410	1,053,842

Income from operations	20,120	9,050	57,134	31,896

Non-operating income	4,544	2,690	16,660	11,141
Unrealized gains/(losses) on marketable equity securities	12,001	(4,327)	14,944	(15,806)

Income before income taxes	36,665	7,413	88,738	27,231
Income tax provision	(8,700)	(1,839)	(23,450)	(7,254)
Net income	27,965	5,574	65,288	19,977

Net loss attributable to noncontrolling interest	441	779	1,510	2,468

Net income attributable to National HealthCare Corporation	$28,406	$6,353	$66,798	$22,445

Net income per common share
Basic	$1.86	$0.41	$4.36	$1.46
Diluted	$1.83	$0.41	$4.34	$1.45

Weighted average common shares outstanding
Basic	15,306,253	15,326,680	15,310,142	15,410,222
Diluted	15,486,573	15,358,488	15,377,343	15,447,211

Dividends declared per common share	$0.59	$0.57	$2.34	$2.26

Balance Sheet Data	Dec 31,	Dec 31,
(in thousands)	2023	2022

Cash, cash equivalents and marketable securities	$223,620	$182,589
Restricted cash, cash equivalents and marketable securities	167,971	158,067
Current assets	406,235	353,932
Property and equipment, net	493,329	506,532
Total assets	1,310,796	1,275,450
Current liabilities	214,476	197,887
Stockholders' equity	910,480	877,514

-more-

Selected Operating Statistics

	Three Months Ended		Years Ended
	December 31		December 31
	2023	2022	2023	2022
Skilled Nursing Per Diems:
Medicare	$579.84	$544.11	$559.07	$541.23
Managed Care	478.51	482.99	464.89	439.07
Medicaid	268.58	236.86	253.95	232.22
Private Pay and Other	290.85	265.55	282.14	267.50
Average Skilled Nursing Per Diem	$337.57	$310.82	$324.53	$304.04	(1)

Skilled Nursing Patient Days:
Medicare	79,025	82,965	318,253	341,926
Managed Care	62,031	51,003	242,023	214,826
Medicaid	288,538	284,208	1,140,612	1,204,139
Private Pay and Other	170,916	157,174	663,195	646,651
Total Skilled Nursing Patient Days	600,510	575,350	2,364,083	2,407,542	(1)

(1) For the year ended December 31, 2022, the skilled nursing per diems and patient days listed above include the seven skilled nursing facilities that were located in Massachusetts and New Hampshire through August 31, 2022.  NHC exited these seven skilled nursing facilities on September 1, 2022. For the years ended December 31, 2022, the exited Massachusetts and New Hampshire skilled nursing facilities had an average skilled nursing per diem of $294.55 and 140,105 total patient days.

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Years Ended
	December 31		December 31
	2023	2022	2023	2022

Net income attributable to National Healthcare Corporation	$28,406	$6,353	$66,798	$22,445
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	(12,001)	4,327	(14,944)	15,806
Gain on sale of property and equipment	(6,230)	-	(6,230)	-
Operating results for newly opened operations not at full capacity (2)	742	1,383	2,359	5,416
Impairment/(recovery) of assets	-	-	-	(3,728)
Stock-based compensation expense	663	632	2,782	2,612
Income tax (benefit)/provision on non-GAAP adjustments	4,375	(1,649)	4,169	(5,228)
Non-GAAP Net income	$15,955	$11,046	$54,934	$37,323

GAAP diluted earnings per share	$1.83	$0.41	$4.34	$1.45
Non-GAAP adjustments
Unrealized (gains)/losses on marketable equity securities	(0.57)	0.21	(0.72)	0.76
Gain on sale of property and equipment	(0.30)		(0.30)
Operating results for newly opened operations not at full capacity (2)	0.04	0.07	0.10	0.26
Impairment/(recovery) of assets	-		-	(0.18)
Stock-based compensation expense	0.03	0.03	0.13	0.13
Non-GAAP diluted earnings per share	$1.03	$0.72	$3.55	$2.42

(2) The newly opened operations not at full capacity for the 2023 periods presented consisted of operations opened from 2021 through 2023.  This consisted of two behavioral health hospitals, two homecare agencies, and two hospice agencies.  The newly opened operations for the 2022 periods presented consisted of operations opened from 2020 through 2022.  This consisted of two behavioral health hospitals, one homecare agency, and one hospice agency.

###